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                                    EXHIBIT 6

                          COMMON STOCK PURCHASE WARRANT

                              To Purchase 1,000,000

                            Shares of Common Stock of

                              BROADVIEW MEDIA, INC.

      THIS CERTIFIES THAT, Terry Myhre or his registered assigns is/are entitled to subscribe to and purchase from Broadview Media, Inc., a Minnesota Corporation (the "Company"), at any time until 5:00 p.m. Minneapolis, Minnesota, time on March 30, 2015 (the "Expiration Date"), One Million (1,000,000) fully paid and non-assessable shares of the Company's Common Stock, $.01 par value (the "Warrant Shares"), at the price of $1.25 per share (the "Warrant Exercise Price") subject to adjustment as hereinafter indicated. This Warrant is subject to the following provisions, terms and conditions:

      1.    Exercise and Transferability:

            (a) The rights represented by this Warrant may be exercised by the holder hereof, in whole or in part (but not as to a fractional share of common stock), by written notice of exercise delivered to the Company and by the surrender of this Warrant (properly endorsed if required) at the principal office of the Company and (i) payment to it by cash or certified or cashier's check of the Warrant Exercise Price for the Warrant Shares being purchased or (ii) delivery of the Conversion Notice in accordance with Section 10 hereof.

            (b) This Warrant may not be transferred, except by will, pursuant to the operation of law, or in compliance with the provisions of Section 9 hereof.

      2. Issuance of Shares. The Company agrees that the Warrant Shares purchased hereby shall be and are deemed to be issued to the record holder hereof as of the close of business on the date on which this Warrant shall have been exercised by surrender of the Warrant and payment for the Warrant Shares as aforesaid. Subject to the provisions of the next succeeding Section, certificates for the Warrant Shares so purchased shall be delivered to the Holder hereof within a reasonable time, not exceeding ten (10) days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the and, unless this Warrant has expired, a new Warrant representing the right to purchase the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder hereof within such time. Notwithstanding the foregoing, however, the Company shall not be required to deliver any certificate for shares of Common Stock upon exercise of this Warrant, except in accordance with the provisions, and subject to the limitations, of Section 9 hereof, to the extent that such provisions and limitations are applicable.

      3. Covenants of Company. The Company covenants and agrees that The Warrant Shares issued upon the exercise of the rights represented by this Warrant will, upon

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            issuance, be duly authorized and issued, fully paid, non-assessable and free from all taxes, liens, and charges with respect to the issue thereof, and without limiting the generality of the foregoing, the Company covenants and agrees that it will from time to time take all such actions as may be required to assure that the par value per share of Common Stock is at all times equal to, or less than, the then effective Warrant Exercise Price. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for issuance upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of such rights.

      4. Anti-Dilution Adjustments. The provisions of this Warrant relating to the number of Warrant Shares and the Warrant Exercise Price are subject to the adjustment as hereinafter provided:

            (a) In case at any time the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares purchasable pursuant to this Warrant immediately prior to such subdivision shall be proportionately increased, and, conversely, in case at any time the Company shall combine its outstanding shares of Common Stock into smaller number of shares, the Warrant Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such combination shall be proportionately reduced. Except as provided in this Subsection 4(i), no adjustment in the Warrant Exercise Price and no change in the number of Warrant Shares so purchasable shall be made pursuant to this Section 4 as a result of, or by reason of, any such subdivision or combination.

            (b) Except as herein provided, no adjustment of the Warrant Exercise Price hereunder shall be made if such adjustment results in a change in the Warrant Exercise Price then in effect of less than five cents ($.05). Any adjustment of less than five cents ($.05) of any Warrant Exercise Price shall be carried forward and shall be made at the time of, and together with, any subsequent adjustment, which together with any adjustment or adjustments so carried forward amounts to five cents ($.05) or more. However, upon the exercise of this Warrant, the Company shall make all necessary adjustments (to the nearest cent) not theretofore made to the Warrant Exercise Price up to and including any date upon which this Warrant is exercised.

      5. Consolidations, Merger, or Sale of Assets. In case of any consolidation or merger of the Company with another corporation, the sale of all or substantially all of its assets to another person, or any reorganization or reclassification of the capital stock of the Company (except a split-up or combination, provision for which is made in Section 4 hereof), as a condition such consolidation, merger, sale, reorganization, or reclassification, lawful and adequate provision shall be made whereby the Holder

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            hereof shall thereafter have the right to purchase upon the basis and upon the terms and conditions specified herein and in lieu of the Warrant Shares immediately theretofore purchasable hereunder, such shares of stock, securities, or assets as may (by virtue of such consolidation, merger, sale, reorganization, or reclassification) be issued or payable with respect to, or in exchange for, a number of outstanding shares of the Company's Common Stock equal to the number of Warrant Shares immediately theretofore so purchasable hereunder had such consolidation, merger, sale, reorganization, or reclassification not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Warrant Exercise Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, or assets thereafter deliverable upon the exercise of this Warrant. The Company shall not effect any such consolidation, merger, or sale unless, prior to, or simultaneously with, the consummation thereof, the successor person or persons purchasing such assets or succeeding or resulting from such consolidation, merger, reorganization, or reclassification shall assume by written instrument, executed and mailed or delivered to the Holder, obligation to deliver to such Holder such shares of stock, securities, or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive.

      6. Fractional Shares. Fractional shares shall not be issued upon exercise of this Warrant, but in any case where the Holder would, except for the provisions of this Section, be entitled under the terms hereof to receive a fractional share, the Company shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay an amount in cash equal to the sum of (i) the excess, if any, of the Market Price of such fractional share over the proportional part of the Warrant Exercise Price represented by such fractional share plus (ii) the proportional part of the Warrant Exercise Price represented by such fractional share. For purposes of this Section, the term "Market Price" with respect to shares of Common Stock of any class or series means the last reported sale price or, if none, the average of the last reported closing bid and asked prices on any national securities exchange or on NASDAQ, the average of the last reported closing bid and asked prices as reported by market makers in such Common Stock on the over the counter market or, if not listed on a national exchange or on NASDAQ or quoted by market makers, the fair market value as determined in good faith by the Company's Board of Directors.

      7. Common Stock.. As used herein, the term "Common Stock" shall mean and include the Company's presently authorized shares of Common Stock and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution, or winding-up of the Company.

      8. No Voting Rights. This Warrant shall not entitle the Holder hereof to any voting rights as a shareholder of the Company.

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      9.    Restrictions on Transfer of the Warrant and the Warrant Shares.

            (a) The Holder of this Warrant, by acceptance hereof, acknowledges that neither this Warrant nor the Warrant Shares have been registered under the Securities Act of 1933 or applicable state securities laws and certifies that the Warrant is being acquired for investment, for the Holder's own account, and not for distribution or sale. The Holder further acknowledges that similar representations may be required prior to the delivery of Warrant Shares following exercise of the Warrant.

            (b) The Holder of this Warrant, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant or any Warrant Shares of the Holder's intention to do so, describing briefly the manner of any proposed transfer. Promptly upon receiving such written notice, the Company shall present copies thereof to the Company's counsel, and if in the opinion of such counsel the proposed transfer complies with federal and state securities laws and may be effected without registration or qualification (under any federal or state law), the Company, as promptly as practical, shall notify the Holder of such opinion, whereupon the Holder shall be entitled to transfer or dispose of the Warrant or Warrant Shares in accordance with the written notice.

            If, in the opinion of the Company's counsel referred to in this
            Section 9, the proposed transfer of the Warrant or any Warrant Shares described in the written notice given pursuant to this
            Section 9 may not be effected without registration or qualification under federal or state securities laws, the Company shall promptly give written notice thereof to the Holder hereof, and the Holder will limit his activities in respect to such as, in the opinion of such counsel, are permitted by law.

            (c) The Following legend respecting restrictions upon transfer of the Warrant and the Warrant Shares shall be endorsed on all certificates for the Warrant and Warrant Shares:

      THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933" ACT), AND APPLICABLE STATE SECURITIES LAWS. THEY HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF WITHIN THE MEANING OF THE 1933 ACT AND THE RULES AND REGULATIONS THEREUNDER. THE HOLDER OF SUCH SECURITIES HAS AGREED NOT TO EFFECT A DISPOSITION OF SUCH SECURITIES UNLESS AND UNTIL (i) A REGISTRATION STATEMENT UNDER THE 1933 ACT COVERING SUCH SECURITIES HAS BECOME EFFECTIVE UNDER THE 1933 ACT OR (ii) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT REGISTRATION UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

      In addition, the Company's transfer agent shall place a stop order on the Company's transfer books with regards to the Warrant and the Warrant Shares.

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      10.   Cashless Exercise.

            (a) In addition to and not limiting the rights of the Holder of this Warrant under the terms of this Warrant, the Holder of this Warrant shall have the right (the "Conversion Right") to convert this Warrant or any portion thereof into shares of Common Stock as provided in this Section 10 at any time or from time to time after March 30, 2008, and prior to its expiration. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the Converted Warrant Shares). The Company shall deliver to the holder of this Warrant, without payment by the Holder of any exercise price or any cash or other consideration, that the number of shares of Common Stock equal to the quotient obtained by dividing the Net Value (as herein defined) of the Converted Warrant Shares by the fair market value (as defined in paragraph (c) below) of a single share of Common Stock, determined in each case of the close of business on the Conversion Date (as hereinafter defined). The "Net Value" of the Converted Warrant Shares shall be determined by subtracting the aggregate Warrant purchase price of the Converted Warrant Shares from the aggregate fair market value of the Converted Warrant Shares. Notwithstanding anything in this Section 10 to the contrary, the Conversion Right cannot be exercised with respect to a number of Converted Warrant Shares having a Net Value below $100. No fractional shares shall be issued upon exercise of the Conversion Right, and if the number of shares to be issued in accordance with the formula is other than a whole number, the Company shall pay to the holder of this Warrant an amount in cash to the fair market value of the resulting fractional share.

            (b) The Conversion Right may be exercised by the holder of this Warrant by surrender of this Warrant at the principal office of the Company together with a written statement, substantially in the form attached hereto, specifying that the holder thereby intends to exercise the Conversion right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in paragraph (a) above as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"), but not later than the expiration date of this Warrant. Certificates for the shares of Common Stock issued upon exercise of the Conversion Right, together with a check in payment of any fractional shares and, in the case of a partial exercise, a new Warrant evidencing the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder of this Warrant within 15 days following the Conversion Date.

            (c) For purposes of this Section 10, the "fair market value" of a share of Common Stock as of a particular date shall be its "market price", as calculated as described in Section 6 hereof.

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      11.   Registration Rights. With respect the Warrant Shares, the Holder shall be entitled to the registration and other rights set forth in that certain Registration Rights Agreement, dated as of March 25, 2003, as if the Warrant Shares were part of the "Registrable Securities" provided for therein and as if the date of such Agreement were March 30, 2005.

      IN WITNESS WHEREOF, Broadview Media, Inc. has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated March 30, 2005.

                                             BROADVIEW MEDIA, INC.

                                      By /s/ H. Michael Blair
                                         ---------------------------------------
                                             H. Michael Blair
                                             Chief Financial Officer

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                              WARRANT EXERCISE FORM

                   To be signed only upon exercise of Warrant.

The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant, and to purchase there under, ______________ of the shares of Common Stock of Broadview Media, Inc. to which such Warrant relates and herewith makes payment of $____________ therefore in cash or by certified check, and requests that such shares be issued and delivered to, ____________________________, the address for which is set forth below the signature of the undersigned.

Dated: _______________________

______________________________                  ________________________________

(Taxpayer's I.D. Number)                             (Signature)

                                                ________________________________

                                                ________________________________

                                                (Address)

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                                 ASSIGNMENT FORM

              To be signed only upon authorized transfer of Warrant

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto those persons listed on Exhibit A hereto the right to purchase shares of Common Stock of Broadview Media, Inc. to which the within Warrant relates and appoints ____________________________, to transfer said right on the books of Broadview Media, Inc. with full power of substitution in the premises.

Dated: ______________________                   ________________________________

                                                (Signed)

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                                CONVERSION NOTICE

         (To be signed upon exercise of Warrant pursuant to Section 10)

To: BROADVIEW MEDIA, INC.

Pursuant to the terms of Section 10 of the attached Warrant, the undersigned hereby irrevocably elects to exercise by cashless exercise ________________ of the shares of Common Stock of Broadview Media, Inc. covered by the Warrant, and hereby delivers this Warrant for surrender of such number of shares covered hereby as provided in Section 10 for exercise of the Conversion Right associated with such number of surrendered shares.

Please issue a certificate for the shares of Common Stock in the name set forth below:

                                            ____________________________________

                                            ____________________________________

                                            Print Name(s), if joint

                                            ____________________________________

                                            Address

                                            ____________________________________

                                            City, State, Zip Code

                                            ____________________________________

                                            ____________________________________

                                            Taxpayer I.D. Number(s), if joint

                                            ____________________________________

                                            ____________________________________

                                            Social Security Number(s), if joint

The undersigned represents that the shares to be issued to the undersigned as a result of the exercise of the Conversion Right of the Warrant are acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

Date: _________________________             ____________________________________

                                            ____________________________________

                                                     Signature(s), if joint

The signature on the Notice of Exercise must correspond to the name as written upon the face of the Warrant in every particular without alteration or enlargement or any change whatsoever. When signing on behalf of a corporation, partnership, trust, or other entity, PLEASE indicate your position(s) and title(s) with such entity.